Exhibit 32.1

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Randall D. Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Steven A. Manz, Chief Financial Officer of the Company, hereby certify that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 9, 2005	/s/ Randall D. Stilley
Randall D. Stilley Chief Executive Officer and President

/s/ Steven A. Manz
Steven A. Manz Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.